SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 15, 2003

PS Business Parks, Inc.

(Exact Name of Registrant as Specified in Charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2397
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

Public Offering of Shares by Selling Stockholder

On September 15, 2003, PS Business Parks, Inc., a California corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, PS Business Parks, L.P., a California limited partnership, Acquiport Two Corporation, a Delaware corporation (the “Selling Stockholder”), and Goldman, Sachs & Co., relating to a public offering by the Selling Stockholder of 3,010,265 shares (the “Shares”) of the Company’s Common Stock, par value $.01 per share.

The offering is being made under a Registration Statement on Form S-3 (No. 333-78627) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 2, 1999.

On September 17, 2003, the Company filed with the Securities and Exchange Commission a supplement to the prospectus in the Registration Statement, dated September 15, 2003, relating to the issuance and sale of the Shares (the “Prospectus Supplement”).

This Current Report on Form 8-K includes as exhibits the Underwriting Agreement and an opinion of counsel in connection with the filing of the Prospectus Supplement and the public offering of the Shares.

Recent Developments

Leases with Worldcom and a related Worldcom entity, both of which are in bankruptcy, generate approximately 0.5% of the Company’s revenues. Worldcom and its bankrupt related entity have recently notified the Company that they are rejecting leases representing approximately 0.2% of the Company’s revenues and are threatening to reject the other leases with the Company. In addition, the Company believes that a second Worldcom related entity, although not in bankruptcy, may be in financial difficulty. A lease with this second Worldcom related entity generates approximately 0.5% of the Company’s revenues.

Additional Risk Factor

The following risk factor supplements the risk factors included in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2003:

Recent change in taxation of corporate dividends may adversely affect the value of our shares.

The Jobs and Growth Tax Relief Reconciliation Act of 2003, enacted on May 28, 2003 (the “Jobs and Growth Tax Act”), generally reduces to 15% the maximum marginal rate of federal tax payable by individuals on dividends received from a regular C corporation. This reduced tax rate, however, will not apply to dividends paid to individuals by a REIT on its shares except for certain limited amounts. The earnings of a REIT that are distributed to its shareholders still will generally be subject to less federal income taxation on an aggregate basis than earnings of a non-REIT C corporation that are distributed to its shareholders net of corporate-level income tax. The Jobs and Growth Tax Act, however, could cause individual investors to view stocks of regular C corporations as more attractive relative to shares of REITs than was the case prior to the enactment of the legislation because the dividends from regular C corporations, which previously were taxed at the same rate as REIT dividends, now will be taxed at a 15% rate while REIT dividends will be taxed at a 35% rate. We cannot predict what effect, if any, the enactment of this legislation may have on the value of our common shares, either in terms of price or relative to other investments.

Material U.S. Federal Income Tax Considerations

The Company is filing as an exhibit hereto (which is incorporated by reference herein) a description of the material U.S. federal income tax considerations relating to the taxation of the Company as a real estate investment trust and the ownership and disposition of the Company’s equity securities. This description replaces and supersedes prior descriptions of the U.S. federal income tax treatment of the Company and its shareholders to the extent that they are inconsistent with the description contained in this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 1.1–	Underwriting Agreement, dated September 15, 2003, among PS Business Parks, Inc., PS Business Parks, L.P., Acquiport Two Corporation and Goldman, Sachs & Co.

	Exhibit 5.1–	Opinion of David Goldberg as to the validity of the Shares.

	Exhibit 8.1–	Opinion of Hogan & Hartson L.L.P.

	Exhibit 23.1–	Consent of David Goldberg (contained in Exhibit 5.1).

	Exhibit 99.1–	Material U.S. Federal Income Tax Considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

By:	/s/ Jack Corrigan
Jack Corrigan Vice President and Chief Financial Officer

Date:    September 17, 2003

INDEX TO EXHIBITS

Exhibit 1.1–	Underwriting Agreement, dated September 15, 2003, among PS Business Parks, Inc., PS Business Parks, L.P., Acquiport Two Corporation and Goldman, Sachs & Co.

Exhibit 5.1–	Opinion of David Goldberg as to the validity of the Shares.

Exhibit 8.1–	Opinion of Hogan & Hartson L.L.P.

Exhibit 23.1–	Consent of David Goldberg (contained in Exhibit 5.1).

Exhibit 99.1–	Material U.S Federal Income Tax Considerations.

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